SCOOP, INC. - SUBSIDIARIES

1.  Active Subsidiaries
    -------------------

         Wholly Owned Subsidiary of Scoop, Inc.:
         ---------------------------------------

                  24STORE (Europe) Limited (f/k/a 24STORE.com Limited)*

         Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
         ------------------------------------------------------

                  LapLand (UK) Limited*

                  Mobile Planet Limited*

                  Cyberia (UK) Limited*

                  24STORE AS (f/k/a 24IT AS and Compodata AS)**


2. Inactive Subsidiaries (all of which have either been dissolved or are in the process of being dissolved)
     --------------------------------------------------------------------------

         Wholly Owned Subsidiaries of 24STORE (Europe) Limited:
         ------------------------------------------------------

                  24STORE AB***

                  24STORE Sweden AB***

                  InfiniCom Consulting AB***

                  InfiniCom Electronic Commerce AB***

                  24IT Limited*

         Wholly Owned Subsidiary of 24STORE AB:
         --------------------------------------

                  24IT AB***



*Incorporated in the United Kingdom
**Incorporated in Norway
***Incorporated in Sweden